UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2006

Accredited Home Lenders Holding Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15090 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Accredited Home Lenders Holding Co. (“Accredited”) announced that on September 14, 2006 its stockholders approved the issuance of shares of Accredited common stock in connection with the acquisition of Aames Investment Corporation (“Aames”) and also approved the amendment of Accredited’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 45 million to 80 million, consisting of 75 million shares of common stock and 5 million shares of preferred stock. In addition, Accredited announced that its Board of Directors has authorized the company to repurchase up to 5 million shares of its common stock from time to time through the first anniversary of the closing of its acquisition of Aames.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: September 14, 2006	By:	/s/ James A. Konrath
James A. Konrath
Chairman of the Board and Chief Executive Officer